EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher Giordano, President, of Global Fiber Technologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of Global Fiber Technologies, Inc. for the period ended March 31, 2019 (the ”Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Fiber Technologies, Inc.

Dated: May 20, 2019

/s/ Christopher Giordano
Christopher Giordano President and Director (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Fiber Technologies, Inc. and will be retained by Global Fiber Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.